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                                                                     Exhibit 11


                          WYNN'S INTERNATIONAL, INC.
              COMPUTATION OF NET INCOME PER COMMON SHARE - BASIC
               (Dollars in Thousands, Except Per Share Amounts)

                                                        Three Months Ended
                                                           September 30
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Income from continuing operations                    $    6,124     $    6,416
Income on disposal of discontinued operations               -              -
                                                     ----------     ----------
  Total net income                                   $    6,124     $    6,416
                                                     ==========     ==========

Weighted average number of shares issued             19,031,979     19,233,177
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.32           $.33
  Discontinued operations                                   -              -
                                                     ----------     ----------
    Total                                                  $.32           $.33
                                                     ==========     ==========


                                                         Nine Months Ended
                                                           September 30
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Income from continuing operations                    $   20,767     $   19,217
Income on disposal of discontinued operations               -              319
                                                     ----------     ----------
  Total net income                                   $   20,767     $   19,536
                                                     ==========     ==========

Weighted average number of shares issued             19,205,932     19,786,512
                                                     ==========     ==========

Income per common share:
  Continuing operations                                   $1.08           $.97
  Discontinued operations                                   -              .02
                                                     ----------     ----------
    Total                                                 $1.08           $.99
                                                     ==========     ==========

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                                                                     Exhibit 11


                          WYNN'S INTERNATIONAL, INC.
        COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING DILUTION
               (Dollars in Thousands, Except Per Share Amounts)

                                                        Three Months Ended
                                                           September 30
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Income from continuing operations                    $    6,124     $    6,416
Income on disposal of discontinued operations               -              -
                                                     ----------     ----------
  Total net income                                   $    6,124     $    6,416
                                                     ==========     ==========

Weighted average number of shares issued             19,031,979     19,233,177
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                 522,314        606,563
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    6,666          8,937
                                                     ----------     ----------
Diluted shares                                       19,560,959     19,848,677
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.31           $.32
  Discontinued operations                                   -              -
                                                     ----------     ----------
    Total                                                  $.31           $.32
                                                     ==========     ==========

                                                         Nine Months Ended
                                                           September 30
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Income from continuing operations                    $   20,767     $   19,217
Income on disposal of discontinued operations               -              319
                                                     ----------     ----------
  Total net income                                   $   20,767     $   19,536
                                                     ==========     ==========

Weighted average number of shares issued             19,205,932     19,786,512
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                 570,854        648,062
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    7,021          7,605
                                                     ----------     ----------
Diluted shares                                       19,783,807     20,442,179
                                                     ==========     ==========

Income per common share:
  Continuing operations                                   $1.05           $.94
  Discontinued operations                                   -              .02
                                                     ----------     ----------
    Total                                                 $1.05           $.96
                                                     ==========     ==========

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